EXHIBIT 10.4

AMERICAN VANGUARD CORPORATION

1994 STOCK INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

(for Non-Employee Directors)

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”), effective as of             , 200   (the “date of grant”), is entered into by and between American Vanguard Corporation, a Delaware corporation (the “Company”), and              (the “Director”).

RECITALS

A. The Board of Directors of the Company has adopted the 1994 Stock Incentive Plan, as amended and restated (the “Plan”). Capitalized terms used but not defined in this Agreement shall have the meaning assigned to such terms in the Plan.

B. The Plan permits the granting of stock options, including Non-Qualified Stock Options, to Participants to purchase shares of Common Stock in accordance with the provisions of the Plan and subject to such other terms as the Committee may determine in its sole discretion.

C. The Director is a member of the Board and is not an officer or employee of the Company.

D. To provide the Director with a further incentive for remaining with the Company and increasing the Director’s efforts for the benefit of the Company, the Director has been selected by the Committee to be an eligible Participant under the Plan and to receive an Award subject to the terms and conditions set forth below.

TERMS AND CONDITIONS

In consideration of the foregoing and of the mutual covenants contained herein and other valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Grant of Option.

(a) As a separate incentive in connection with the Director’s services as a member of the Board and not in lieu of any other compensation for such services, the Company hereby grants to the Director, subject to the terms and conditions of the Plan and this Agreement, effective as of the date of grant, the right and option to purchase all or any part of                                      (            ) shares of Common Stock (the “Option Shares”) for an exercise price of                                      Dollars and             /100 ($            ) per share (the “Exercise Price”), which is at least the Fair Market Value of each share of Common Stock (the “Option”).

(b) The Option is intended to be a Non-Qualified Stock Option and is not intended to be, and will not be treated as, an Incentive Stock Option as defined in the Plan and within the meaning of Section 422 of the Code.

(c) The Option Shares and the Exercise Price are subject to adjustment under certain circumstances as more fully set forth in the Plan. The term “Option Shares” as used in this Agreement shall include any other class of stock or other securities resulting from such adjustment.

2. Option Exercise Limitations.

(a) The Option is exercisable in whole or in part at any time as of the date of grant but prior to the earlier of (i) termination of the Option as provided in Section 2(b) of this Agreement or (ii) expiration of the Option Period as specified in Section 2(c) of this Agreement.

(b) The Option shall terminate and shall no longer be exercisable upon the date twelve (12) months following the earliest to occur of (i) the termination of the Director’s service on the Board due to the Director’s resignation or failure to be reelected for any reason, (ii) the Director’s death, or (iii) the Director’s Disability.

(c) Notwithstanding anything to the contrary and subject to earlier termination pursuant to Section 2(b) of this Agreement or to the terms of the Plan, the Option shall expire and automatically terminate at 5:00 p.m. (California time) on the date which is five (5) years from the date of grant (the “Option Period”).

(d) If at any time the Option is exercised and the Company does not have in effect, under the 1933 Act, and other applicable securities laws, a registration statement relating to the Option Shares and a prospectus meeting the requirements of the 1933 Act available for delivery to the Director, the Director hereby represents, warrants and covenants that the Director will acquire the Option Shares for investment and not with a view to distribution, sale or resale, and will comply with all applicable laws with regard to resale, including, but not limited to, Rule 144 under the 1933 Act.

(e) No exercise of the Option may be for less than one hundred (100) Option Shares, unless such lesser amount is the entire amount of the Option Shares available under the Option at the time of exercise.

3. Payment of the Exercise Price. At the time of exercise of the Option or any portion thereof, the Exercise Price of the Option Shares as to which the Option is then being exercised shall be tendered to the Company. The Exercise Price of the Option Shares shall be paid to the Company (i) in cash, certified check, bank cashier’s check or wire transfer, (ii) if requested by the Director and permitted by the Committee in its sole discretion, by cashless means including, without limitation, the surrender to the Company of shares of previously acquired Common Stock or option for Common Stock, which shall be valued at the Fair Market Value as of the date of exercise of the Option, and (iii) if requested by the Director and permitted by the Committee in its sole discretion, by a combination of the foregoing.

4. Option Exercise Procedure.

(a) Exercise of the Option shall be accomplished by delivery to the Company, pursuant to Section 9 of this Agreement, of (i) a timely and completed written notice of election to exercise in the form attached to this Agreement as Exhibit ”A” (the “Exercise Notice”), (ii) payment of the Exercise Price for the Option Shares to be exercised and (iii) payment for any applicable withholding taxes as provided in Section 6 of this Agreement.

(b) The Option may be exercised by a broker-dealer acting on behalf of the Director if (i) the broker-dealer has received from the Director or the Company a copy of this executed Agreement, and instructions signed by the Director requesting the Company to deliver the Option Shares to the broker-dealer on behalf of the Director and specifying the account into which such shares should be deposited, (ii) adequate provision has been made for the payment of any withholding taxes due upon such exercise, and (iii) the broker-dealer and the Director have otherwise complied with Regulation T as promulgated by the Federal Reserve Board.

(c) As soon as practicable after each timely exercise of the Option and compliance by the Director with all applicable conditions under this Agreement and the Plan, the Company shall mail or cause to be mailed to the Director at the address specified in the Exercise Notice one or more stock certificates registered in the name of the Director for the number of shares of Common Stock which the Director shall be entitled to receive upon such exercise under the provisions of this Agreement and the Plan.

5. Nontransferability.

(a) The Option and the rights and privileges associated with the Option shall not be transferred, assigned, pledged or hypothecated by the Director other than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as provided by the Code or Title I of the Director Retirement Income Security Act. The Option shall be exercisable during the Director’s lifetime only by the Director or, in the event of Disability, by the Director’s personal representative. To the extent exercisable after the Director’s death, the Option shall be exercisable only by the person or persons entitled to the Option under the Director’s will or, if the Director shall fail to make testamentary disposition of the Option, by the Director’s legal representative. Upon any attempt to sell, transfer, assign, pledge, hypothecate, or otherwise dispose of the Option, or any right or privilege conferred by the Option, contrary to the provisions of this Agreement or the Plan, the Option, including all rights and privileges under the Option, shall immediately become null and void.

(b) Notwithstanding any provision to the contrary in this Agreement, if the Director is subject to the provisions of Section 16 of the 1934 Act, none of the Option Shares may be sold or otherwise transferred, assigned, pledged or hypothecated for a period of at least six (6) months from the date of exercise.

6. Withholding Taxes. The Company’s obligation to deliver the Option Shares upon the exercise of the Option shall be subject to the Director’s satisfaction of all applicable federal, state and local tax withholding requirements. The Director understands and agrees that the Company may deduct from the amount of any compensation payable to the Director any taxes required to be withheld with respect to the Option.

7. Limitation of Rights.

(a) Other than the Option granted under this Agreement, nothing contained in this Agreement or in the Plan shall give or entitle the Director to any right to receive any option or other award under the Plan or as may be determined by the Committee in its sole discretion, or give the Director or any other person any interest in any fund or in any specific asset or assets of the Company.

(b) Nothing contained in this Agreement or in the Plan shall confer on the Director any right to continue in the service of the Company.

(c) Nothing contained in this Agreement or in the Plan shall limit the establishment or continued operation of other incentive compensation plans by the Company, or limit the authority of the Board to establish or amend incentive compensation plans for the Company, or in any way limit or restrict the amount of payments under such incentive compensation plans, or in any way limit the authority of the Board to authorize or make such payments as the Board may determine for any period.

8. Rights of Stockholder. Neither the Director nor any person claiming under or through the Director shall be, or have any rights or privileges of, a stockholder of the Company with respect to any of the Option Shares issuable upon the exercise of the Option, unless and until the Company issues one or more certificates representing such shares.

9. Notices. Any notice to be given to the Company or the Committee under the terms of this Agreement shall be addressed to the Company at 4695 MacArthur Court, Suite 1250, Newport Beach, California 92660, Attention: 1994 Stock Incentive Plan Committee in care of the Corporate Secretary, or at such other address as the Company may hereafter designate in writing pursuant to this Section 9. Any notice to be given to the Director shall be addressed to the Director at the address set forth beneath the Director’s signature hereto or the last known address on record with the Company, or at any such other address as the Director may hereafter designate in writing pursuant to this Section 9. Any such notice shall be deemed to have been duly given when delivered personally (or by messenger) or upon receipt when enclosed in a properly sealed envelope, correctly addressed, registered or certified mail, and deposited, postage prepaid, in the U.S. mail.

10. Acknowledgement. By signing this Agreement, or by accepting or exercising any Option, the Director acknowledges and agrees that:

(a) The Director has received and reviewed a copy of the Plan.

(b) The Director has had the opportunity to make any and all inquiries the Director may have in connection with the Option, this Agreement and the Plan.

(c) All determinations by the Committee with respect to the resolution of any disputed question arising under the Agreement or the Plan, including questions of construction and interpretation, shall be within the absolute discretion of the Committee and shall be final, binding and conclusive upon all persons, including the Director.

11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and, subject to the limitations on transferability contained herein, of the heirs, executors, administrators and legal representatives of the Director.

12. Governing Law. The validity, construction, interpretation and effect of this Agreement shall be governed by the laws of the State of California without giving effect to the principles of conflicts of laws. This Agreement shall be construed in accordance with the provisions of the Plan unless specifically provided otherwise herein.

13. Gender. As used in this Agreement, the masculine, feminine and neuter gender and the singular or plural numbers shall be deemed to include the others whenever the context so indicates.

14. Compliance with Laws and Regulations. The Option and the obligation of the Company to sell and deliver the Option Shares shall be subject to applicable federal and state laws, rules and regulations, and to such approvals by any government or regulatory agency as may be required.

15. Entire Agreement. This Agreement together with the Plan constitute the entire understanding between the parties regarding the Option and the matters herein. Any prior agreements, commitments or negotiations concerning the Option or the matters herein are superseded. This Agreement may be amended or modified only by a written agreement signed by the parties.

16. Headings. The section or subsection headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of the provisions contained therein.

17. Facsimile Signature. This Agreement may be executed by a party’s signature transmitted by facsimile, and copies of this Agreement executed and delivered by means of facsimile signatures shall have the same force and effect as copies hereof executed and delivered with original signatures. All parties may rely upon facsimile signatures as if such signatures were originals. Any party executing and delivering this Agreement by facsimile shall promptly thereafter deliver a counterpart signature page of this Agreement containing said party’s original signature.

18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank; signatures follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Non-Qualified Stock Option Agreement effective as of the date first written above.

AMERICAN VANGUARD CORPORATION, a Delaware corporation

By:

Name:

Title:

DIRECTOR:

Name:

Address:

EXHIBIT A

NOTICE OF EXERCISE

To:	American Vanguard Corporation
4695 MacArthur Court, Suite 1250
Newport Beach, CA 92660

	Attention:	1994 Stock Incentive Plan Committee c/o Corporate Secretary

	Subject:	Notice of Intention to Exercise Option under the American Vanguard Corporation 1994 Stock Incentive Plan

I am the “Director” granted the Non-Qualified Stock Option pursuant to the Non-Qualified Stock Option Agreement entered into with the Company dated             , 200   (the “Agreement”). Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Agreement.

Pursuant to the Agreement, I hereby provide you with official notice that I elect to exercise my Option to purchase the Option Shares under the Option as follows:

Number of Option Shares:

Method of Payment:

Concurrently herewith is payment of the Exercise Price for the Option Shares and, if applicable, amounts to be withheld to satisfy any withholding taxes. I understand and agree that the determination of the Fair Market Value of the Option Shares issued on this exercise of my Option shall be made as of the day that this Notice of Exercise is received by the Company.

I further understand that this election is irrevocable once it is effective in accordance with the terms of the Agreement.

The certificate for the Option Shares should be registered and forwarded as follows:

Name on Certificate:

Address:

Signed:

Print Name:

Date: